CERTIFICATE

	The undersigned hereby certifies that she is the Secretary of Morgan Stanley Fixed Income Opportunities Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on December 19, 2011 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on March 1, 2012 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

	Dated this 19th day of December, 2011



__/s/ Mary E. Mullin
Mary E. Mullin
Secretary


AMENDMENT



Dated:			December 19, 2011
To be Effective:		March 1, 2012






TO

MORGAN STANLEY FIXED INCOME OPPORTUNITIES FUND

DECLARATION OF TRUST

DATED

December 18, 1991


AMENDMENT TO THE DECLARATION OF TRUST OF

MORGAN STANLEY FIXED INCOME OPPORTUNITIES FUND


WHEREAS, Morgan Stanley Fixed Income Opportunities Fund (the
"Trust") was established by the Declaration of Trust dated
December 18, 1991, as amended from time to time (the
"Declaration"), underthe laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust; and

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Trust as the Morgan Stanley Global Fixed Income
Opportunities Fund, such change to be effective on March 1, 2012;

NOW, THEREFORE:

1. Section 1.1 of Article I of the Declaration is hereby amended so that such Section shall read in its entirety as follows:

	Section 1.1. Name. The name of the Trust created hereby is the Morgan Stanley Global Fixed Income Opportunities Fund and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that such Subsection shall read in its entirety as follows:

	Section 1.2.  Definitions . . .

	(o)  "Trust" means the Morgan Stanley Global Fixed
Income Opportunities Fund.

3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

4. The undersigned hereby certify that this instrument has been duly adopted in accordance with theprovisions of the Declaration.

5. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 19th day of December, 2011.



/s/ Frank L. Bowman
______________________________________
Frank L. Bowman, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036


/s/ Michael Bozic
_____________________________________
Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036

/s/ Kathleen A. Dennis
______________________________________
Kathleen A. Dennis, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036


/s/ Manuel H. Johnson
______________________________________
Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Johnson Smick Group, Inc.
888 16th Street, N.W., Suite 740
Washington, D.C. 20006

/s/ James F. Higgins
______________________________________
James F. Higgins, as Trustee, and not individually
c/o Morgan Stanley Services Company Inc.
Harborside Financial Center 201 Plaza Two
Jersey City, NJ 07311

/s/ Joseph J. Kearns
______________________________________
Joseph J. Kearns, as Trustee, and not individually
c/o Kearns & Associates LLC
PMB754, 22631 Pacific Coast Highway
Malibu, CA 90265


/s/ Michael F. Klein
______________________________________
Michael F. Klein, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036


/s/ Michael E. Nugent
______________________________________
Michael E. Nugent, as Trustee, and not individually
c/o Triumph Capital, L.P.
445 Park Avenue
New York, NY 10022


/s/ W. Allen Reed
______________________________________
W. Allen Reed, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036


/s/ Fergus Reid
______________________________________
Fergus Reid, as Trustee, and not individually
c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564




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